Exhibit 24

                        POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each of Robert L. Barcum, Russell L. Reinhardt, and David B. North constitutes and appoints Robert N. Baker and John M. Duck, and each of them, his true and lawful attorney-in-fact and agent, with all power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith with the United States Securities and Exchange Commission, granting unto same attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Dated February 18, 1997                        /s/Robert L. Barcum
                                                  Robert L. Barcum

                                               /s/Russell L. Reinhardt
                                                  Russell L. Reinhardt

                                               /s/David B. North
                                                  David B. North